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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event report): January 25, 1996
                                                        ----------------

                             CHARTER BANCSHARES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


        TEXAS                        0-13496                   74-1967164
   (State or other                 (Commission                (IRS Employer
  jurisdiction of                 File Number)             Identification No.)
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2600 Citadel Plaza Drive, Suite 600, Houston, Texas                      77008
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:              (713) 692-6121
                                                                 --------------

(Former name or former address, if changed since last report)    Not Applicable
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Charter Bancshares, Inc. ("Charter") has signed a definitive agreement on January 25, 1996, to merge with NationsBank Corporation ("NationsBank"). Under the terms of the agreement as approved by Charter's board of directors, each share of Charter's regular common, Class B special common and Series C special common stock will be exchanged for 0.385 shares of NationsBank common stock. Based on the $67.00 closing price of NationsBank common stock on January 24, 1996, the transaction is valued at $25.795 per share, or approximately $94.7 million for the shares of Charter stock not already owned by NationsBank.

Prior to the transaction, NationsBank held 2,659,250 shares of Charter's common stock or 42% of the outstanding common and special common stock of Charter as a result of two investments totaling $13 million made by NationsBank in 1986 and 1988.

It is expected that the transaction will be treated as a tax free exchange for Charter's shareholders. The agreement remains subject to the receipt of regulatory approvals and the approval of Charter Bancshares' shareholders. Charter and NationsBank expect to complete the merger by the end second quarter of 1996.

Jerry E. Finger, Chairman and Chief Executive Officer of Charter, will join NationsBank in a senior management position, and other senior members of Charter Bancshares management team are expected to join NationsBank.

As part of the transaction, and effective March 31, 1996, the Board of Directors has approved the redemption of all outstanding shares of Charter's Preferred Stock, initial series outstanding at par value of $50.00 per share.

NationsBank is a $187 billion banking institution with more than 56 branch offices in the greater Houston market. Charter Bancshares, Inc., had total assets in excess of $900 million as of December 31, 1995. Charter serves the greater Houston/Galveston markets through a branch network of 19 locations. For the nine months ended September 30, 1995, Charter had net earnings of $7.7 million, or an annualized return on equity of 19.05% and an annualized return on assets of 1.21%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Charter Bancshares, Inc.
                               ------------------------
                                    (Registrant)


                               By: /s/ William S. Shropshire, Jr.
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                                   William S. Shropshire, Jr.
                                   Chief Financial Officer and Treasurer
                                   (Principal financial and accounting officer)


Date:  January 31, 1996